Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Florida Community Bank
Employee Stock Ownership Plan
Immokalee, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 29, 2007, relating to the financial statements of Florida Community Bank Employee Stock Ownership Plan appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2006.

Birmingham, Alabama                                                                                                          /s/ Schauer Taylor, PC
June 29, 2007